                                                             Exhibit No. EX-99.2

                             Joint Filer Information

Name of Joint Filer: John T. Kim, as Co-trustee of the Irrevocable Deed of Trust of James J. Kim for Jacqueline Mary Panichello

Address:             1345 Enterprise Drive
                     West Chester, Pennsylvania 19380

Designated Filer:    Susan Y.Kim

Issuer & Ticker
Symbol:              Amkor  Technology,  Inc. (AMKR) (NASDAQ National Market
                     System)

Date of Event
Requiring Statement: May 6, 2004

Signature:           /s/Memma S. Kilgannon               Date:  May 17, 2004
                     Memma S. Kilgannon
                     As Attorney-in-Fact for John T. Kim, in his
                     capacity listed above (power of attorney previously filed
                     December 11, 1998)

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